                                                                       EXHIBIT 1

                               FIRST AMENDMENT TO

                            STOCK PURCHASE AGREEMENT


         Agreement made this 27th day of October, 1999, by and between AHC ACQUISITION, INC, a Pennsylvania corporation ("Buyer"), and PROVIDENT AMERICAN CORPORATION ("Seller").

                                   BACKGROUND

         A. Buyer end Seller entered into a Stock Purchase Agreement dated August 16, 1999 (the "Agreement").

         B. The parties are desirous of amending the Agreement as herein provided.

         NOW, THEREFORE, for and in consideration of the sum of Ten ($10.00) Dollars and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

         1. Section 1.3.l(a) shall be amended to read in its entirety as follows:

                  "(a) The approva1 of the transactions described herein by the boards of directors and lenders of PAMCO, PILIC, and BUYER."

         2. As herein amended, the Agreement is ratified, approved and affirmed.

         IN WITNESS WHEREOF, the parties hereto have placed their hands and seals as of the day and year above first written.

                                      AHC ACQUISITION, INC.

                                      By: /s/ Alvin H. Clemens
                                          --------------------------
                                          Alvin H. Clemens
                                          President

                                      PROVIDENT AMERICAN CORPORATION

                                      By: /s/ Michael Ashker
                                          --------------------------
                                          Michael Ashker
                                          President